FIRST AMENDMENT TO
SECURITIES LENDING AGREEMENT
THIS FIRST AMENDMENT TO SECURITIES LENDING AGREEMENT ("First Amendment"), dated effective as of October 3, 2016, is made and entered into by and between U.S. Bank National Association ("Bank") and ETF Managers Trust, formerly known as FactorShares Trust ("Trust"), on behalf of each respective series identified in Exhibit C to the Agreement (each such series hereinafter referred to as a separate "Customer").
WITNESSETH:
WHEREAS, U.S. Bank and Trust, on behalf of each of its Customers, are parties to that certain Securities Lending Agreement, dated effective as of January 8, 2016 ("Agreement"); and
WHEREAS, the parties now desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual premises, covenants and undertakings set forth herein, the parties hereto agree as follows:
1.References. All references to "FactorShares Trust'' in the Agreement shall hereby be deleted and replaced with references to "ETF Managers Trust".
2.Approved Borrowers. The Approved Borrowers attached as Exhibit A to the Agreement shall hereby be deleted and replaced by the Approved Borrowers attached as Exhibit A to this First Amendment.
3.Customer Information Sheet. The Customer Information Sheet attached to the Agreement shall hereby be deleted and replaced by the Customer Information Sheet attached as Exhibit C to this Second Amendment.
4.Election of Collateral Investment. The Election of Collateral Investment attached as Exhibit D to the Agreement shall hereby be deleted and replaced by the Election of Collateral Investment attached as Exhibit D to this First Amendment.
5.Full Force and Effect. Except as specifically modified by this First Amendment, the Agreement shall r main in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified by this First Amendment.
6.Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have executed this First Amendment effective as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION		ETF MANAGERS TRUST

By:	/s/ Kenneth L. Delecki	By:	/s/ Samuel Masucci

Name:	Kenneth L. Delecki	Name:	Samuel Masucci

Title:	Head of Securities Lending	Title:	CEO

APPROVED BORROWERS
The following entities are pre-approved as "Borrowers" pursuant to the Securities Lending Agreement unless the Customer places an "X" on the line across from a Borrower name.

Bank of Montreal
The Bank of Nova Scotia
Barclays Capital, Inc.
BMO Capital Markets Corp
BNP Paribas, New York Branch
BNP Paribas Prime Brokerage, Inc.
BNP Paribas Securities Corp
Cantor Fitzgerald & Co.
Citigroup Global Markets, Inc.
Commerz Markets LLC	X
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA), LLC
Deutsche Bank Securities, Inc.	X
First Clearing, LLC
Goldman Sachs & Co.
HSBC Securities (USA), Inc.
ING Financial Markets, LLC
Jefferies & Company, Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith, Inc.
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC
National Financial Services LLC
Pershing, LLC
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
RBS Securities, Inc.
Scotia Capital (USA), Inc.
SG Americas Securities, LLC
Societe Generale, New York Branch
TD Ameritrade Clearing, Inc.
TD Securities (USA) LLC
UBS Securities, LLC
Wells Fargo Securities, LLC

ETF MANAGERS TRUST

By:	/s/ Samuel Masucci

Name:	Samuel Masucci

Title:	CEO

Date:	9-29-16

EXHIBIT C
CUSTOMER INFORMATION SHEET
Please provide the Bank with the following information:
Name: ETF Managers Trust
Tax identification number: 46-0983196
(for multiple tax identification numbers, please use the bottom half of this page)
Principal place of business: 30 Maple Street, 2nd Floor, Summit, NJ 07901
State and nation of incorporation or organization: State of Delaware, United States
Address (or the address of
your registered agent) within
state of incorporation or organization: 300 Delaware Ave., Suite 800, Wilmington, DE 19801
If multiple legal entities will be lending securities under this Customer Agreement, please list the name of each entity and its unique tax identification number below (attach additional pages if necessary):

Name	Tax ID
PureFunds ISE Cyber Security ETF	47-2111761
PureFunds ISE Big Data ETF	47-3883274
PureFunds ISE Mobile Payments ETF	47-3870731
Tierra XP Latin America Real Estate ETF	47-4900914
The Restaurant ETF	47-4896281
BlueStar TA-BIGITech Israel Technology ETF	47-4925476
Etho Climate Leadership U.S. ETF	47-4913623
PureFunds Video Game Tech ETFs	81-0866952
PureFunds Drone Economy Strategy ETF	81-0871286

EXHIBIT D
ELECTION OF COLLATERAL INVESTMENT
U.S. Bank, N.A.
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:
Pursuant to the Securities Lending Agreement, as may be amended from time to time ("Agreement") between U.S. Bank National Association ("Bank") and ETF Managers Trust, on behalf of each respective series identified in Exhibit C to the Agreement (each such series hereinafter referred to as a separate ("Customer"), Trust desires to elect the Collateral Investment into which Cash Collateral and Proceeds are invested (as such terms are defined in the Agreement).
Trust hereby requests that Mount Vernon Liquid Assets Portfolio, LLC ("MVL'') be designated as a Collateral Investment pursuant to Section 1 of the Agreement, effective as of the date on which the subscription agreement relating to MVL attached as Attachment 1 has been fully executed by Customer and Bank. This election to use MVL does not otherwise amend the terms of the Agreement.
Please acknowledge your agreement to the terms set out above by signing and dating where indicated below.

ETF MANAGERS TRUST, on behalf of each Customer listed on Exhibit C to the Agreement		ACKNOWLEDGED: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Samuel Masucci	By:	/s/ Kenneth L. Delecki

Name:	Samuel Masucci	Name:	Kenneth L. Delecki

Title:	President	Title:	Head of Securities Lending

Date:	8/31/16	Date:	10/4/16